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                                                                     Exhibit 11a

                              CONSENT OF COUNSEL
                              ------------------


        We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Prospectuses and the caption "Miscellaneous-Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 47 to the Registration Statement (File No. 33-20827; and File No. 811-5518) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of the RBB Fund, Inc. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        /s/ Drinker Biddle & Reath LLP
                                        -----------------------------------
                                        DRINKER BIDDLE & REATH LLP


Philadelphia, Pennsylvania

October 3, 1997